Exhibit 99.3

ADDITIONAL INFORMATION RELATING TO THE PROVINCE (1)

Information Relating to Provincial Debt	Page

Debt of the Province	2 - 17
Consolidated Funded and Unfunded Debt of the Public Sector	18

Other Information

Canadian Foreign Exchange Rate and International Reserves	19
Trade Balance	20

(1)	Any dollar amounts in Exhibit 99.3 are expressed in Canadian dollars ($) unless otherwise specified or the context otherwise requires.

DEBT OF THE PROVINCE

Direct and Guaranteed Debt

The direct debt of the Province includes debt for government purposes, as well as funds borrowed by the Province and loaned to its provincial government bodies. Direct borrowing by the Province for lending to provincial government bodies commenced in 1983.

With few exceptions, government bodies rely on the Province for fiscal agency loans to meet their borrowing requirements. The terms and conditions that apply to fiscal agency loans respecting payment of interest and principal generally match the terms and conditions of the underlying borrowings issued by the Province.

Direct debt includes both funded and unfunded debt. Funded debt is defined as all debt having a maturity of one year or more from date of issuance; unfunded debt has a maturity within one year from date of issuance.

The final component of provincial debt relates to financial instruments that have been unconditionally guaranteed by the Province. Most of this debt was incurred by provincial government bodies prior to the introduction of fiscal agency loans in 1983. It also includes financial instruments issued by selected municipalities, improvement districts and local government entities, as well as all loan guarantees extended by the Province, including those extended to private entities and individuals.

Non-guaranteed debt includes debt of government crowns. At March 31, 2024, $3,728 million of this debt is classified as taxpayer-supported and $1,462 million is classified as self-supported. For a breakdown of the balances by crown see page 17 of Exhibit 99.3.

Financial statements for 2023/24 show that the Province's total net debt (excluding non-guaranteed debt of $5,190 million) increased by $18,251 million; debt for government purposes increased by $13,031 million and debt for government corporation purposes increased by $5,220 million.

DIRECT FUNDED DEBT

As at March 31, 2024

	2022	2023	2024

	(in millions)
Government Purposes
Payable in:
Canadian Dollars	$32,388	$27,308	$33,958	(2)
United States Dollars	11,086	9,264	15,632	(3)
	43,474	36,572	49,590
Government Corporation Purposes
Canadian Dollars	39,816	46,117	50,563	(4)
United States Dollars	1,990	1,773	2,869	(5)
	41,806	47,890	53,432

Add/(Less) - Unrealized Foreign Exchange Gains/(Losses)	7	472	494
	85,287	84,934	103,516

Add/(Less) - Unamortized Premium/(Discount)	531	18	(273)
	85,818	84,952	103,243

Less - Sinking Funds	(510)	(521)	(491)

Net Direct Funded Debt (1)	$85,308	$84,431	$102,752

(1) The Province's debt is reported in compliance with generally accepted accounting principles (GAAP).  Amounts shown are consistent with the Province's Debt Summary Report which is net of sinking fund balances and unrealized foreign exchange gains or losses.

(2) Canadian dollar obligations include 100 million Swiss Francs was fully hedged to CAD$96 million; 1,018 million AUD was fully hedged to CAD$1,017 million; 3,723 million Euro was fully hedged to CAD$5,464 million.

(3) U.S. dollar obligations include US$11,919 million which was fully hedged to CAD$15,632 million.

(4) Canadian dollar obligations include EURO402 million which was fully hedged to CAD$591 million.

(5) U.S. dollar obligations include US$2,162 million (CAD$2,869 million), of which US$1,935 million was fully hedged to CAD$2,559 million and US$227 million was unhedged (CAD$310 million).

CONSOLIDATION OF DIRECT AND GUARANTEED FUNDED AND UNFUNDED DEBT

As at March 31, 2024

	Outstanding	Sinking Fund	Outstanding
	(Gross)	Investments	(Net)

	(in millions)
Direct Debt (1)
Government Purposes	$49,590	$45	$49,544
Government Corporation Purposes (2)	53,432	446	52,986
	-	-	-
	103,022	491	102,531
Add - Unamortized Premium	(273)	-	(273)
Less - Amounts held in the Consolidated Revenue Fund	-	-	-
Total Direct Debt	$102,749	$491	$102,258

Guaranteed Debt
Government Corporations	10	-	10
Municipalities, Improvement Districts and Other local government	-	-	-
Other	5	-	5
Total Guaranteed Debt	15	0	15

Less - Unamortized Discounts	-	-	-
- Provision for Probable Payout	1	-	1
	14	0	14

Non-Guaranteed Debt
Gross Non-Guaranteed Debt	$5,278	-	5,278
Less - Unamortized Discounts	89		89
Total Non-Guaranteed Debt	5,190	-	5,190

Total Direct, Guaranteed Funded and Unfunded, and Non-Guaranteed Debt of the Province, Net of Provincial Holdings of such Debt in the General Fund and Special Funds	$107,953	491	$107,461

(1) The Province's debt is reported in compliance with generally accepted accounting principles (GAAP).  Amounts shown are consistent with the Province's Debt Summary Report which includes guaranteed debt and non-guaranteed debt incurred by self-supporting crowns, and is net of sinking fund balances and unrealized foreign exchange gains or losses.

(2) Represents direct borrowing by the Province for relending to government corporations on identical terms

Note:

Direct unfunded gross debt of the Province (Promissory Notes) on March 31, 2024 totaled $12,218 million.  This short term debt was comprised of $6,646 million in fiscal agency loans to government corporations and $5,572 million in loans for government.

Further, all direct unfunded debt consisted of issues denominated in Cdn.

Financing Requirements

The financing requirements of the Province are accomplished through short, medium and long term borrowing in public and private markets in Canada and abroad, including the federal Canada Pension Plan (the "Plan"). Under the Plan, the Province may refinance maturing loans from the Plan with new loans equal to or less than the matured nominal amount of such loans.

The majority of British Columbia's borrowing requirements are met through public domestic borrowings and loans from the Plan. During the 2023/24 fiscal year, the Province borrowed or financed $13 million from the Plan.

Sinking Fund Management

Sinking funds are no longer established or maintained on new or existing debt issued for government capital financing purposes. However, sinking funds do continue to be established and maintained relating to new or existing debt of the Province incurred to make loans to provincial government bodies. Consequently, provincial government bodies (with the exception of the British Columbia Hydro and Power Authority and BC Transportation Financing Authority) who have received or are to receive a fiscal agency loan from the Province in an amount equal to or greater than $20 million and with a term of five years or more will continue to be expected to make sinking fund contributions for the purpose of repayment of some or all the corresponding Provincial debt issues.

At March 31, 2024, the Province has $491 million in sinking fund investments related to direct and guaranteed funded debt, including those held in trust on behalf of government corporations.

MATURITY SCHEDULE OF DIRECT FUNDED DEBT

As at March 31, 2024

(Unaudited)

	Canadian Dollars			U.S. Dollars[1]
Fiscal Year	Gross Debt Maturities	Projected Sinking Fund Values	Net Debt Maturities²	Gross Debt Maturities	Projected Sinking Fund Values	Net Debt Maturities

	(in millions)			(in millions)
2025	1,821	2	1,819	1,250	-	1,250
2026	4,843	8	4,835	500	160	340
2027	1,956	36	1,920	3,250	-	3,250
2028	2,915	12	2,903	-	-	-
2029	2,210	9	2,201	2,000	-	2,000
	$13,745	$67	$13,678	$7,000	$160	$6,840

2030 - 34	19,677	30	19,647	4,000	-	4,000
2035 - 39	7,042	128	6,914	300	67	233
2040 - 44	8,419	59	8,360	-	-	-
2045 - 49	10,275	321	9,954	-	-	-
2050 - 54	16,173	677	15,496	-	-	-
2055 - 59	190	-	190	-	-	-
2060 - 64	231	-	231	-	-	-
2065 - 69	-	-	-	-	-	-
	$75,752	$1,282	$74,470	$11,300	$227	$11,073

1 Debt payable in U.S. dollars is not translated into Canadian dollars.  Debt payable in other foreign currencies is recorded after giving effect to any currency exchange agreements.

2 Net debt maturities represent gross debt maturities minus projected sinking fund values at maturity, based on earnings of 5% on existing sinking fund balances as of March 31, 2024.  The calculations exclude sinking fund installments which are scheduled to be made in the future and unamortized discount.

MATURITY SCHEDULE OF GUARANTEED FUNDED DEBT

As at March 31, 2024

(Unaudited)

	Canadian Dollars			U.S. Dollars
Fiscal Year	Gross Debt Maturities	Projected Sinking Fund Values	Net Debt Maturities	Gross Debt Maturities	Projected Sinking Fund Values	Net Debt Maturities

	(in millions)			(in millions)
2025	$10	$-	$10	$-	$-	$-
2026	-	-	-	-	-	-
2027	-	-	-	-	-	-
2028	-	-	-	-	-	-
2029		-	-	-	-	-
	10	-	10	-	-	-

2030 - 34	-	-	-	-	-	-
2035 - 39	-	-	-	-	-	-
2040 - 44	-	-	-	-	-	-
2045 - 49	-	-	-	-	-	-
Other[1]	4	-	4	-	-	-

	$14	$-	14	$-	$-	$-

1 Includes Province miscellaneous Guarantees.

STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT

At March 31, 2024

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2024	References
			(percent)	($ Millions)
Long-Term and Medium-Term Debt Issued by Province of British Columbia:

BCCD-T	August 23, 2024	September 13, 1994	9.00	400	(2)
BCCMTN-40	August 23, 2024	January 17, 1995	9.00	35	(2)
BCCMTN-52	August 23, 2024	April 28, 1995	9.00	200	(2)
BCCMTN-56	August 23, 2024	June 22, 1995	8.50	30	(2)
BCCMTN-62	August 23, 2024	February 13, 1996	7.875	100	(2)
BCCMTN-62 (R1)	August 23, 2024	March 28, 1996	7.875	100	(2)
BCCMTN-82	August 23, 2024	June 11, 1999	7.00	55	(2)
BCCD-34	June 18, 2025	November 18, 2014	2.85	500	(2)
BCCD-34 (R1)	June 18, 2025	January 16, 2015	2.85	500	(2)
BCCD-34 (R2)	June 18, 2025	June 30, 2015	2.85	500	(2)
BCCD-34 (R3)	June 18, 2025	November 5, 2015	2.85	500	(2)
BCCD-34 (R4)	June 18, 2025	April 1, 2020	2.85	300	(2)
BCCD-34 (R5)	June 18, 2025	April 1, 2020	2.85	450	(2)
BCCD-34 (R6)	June 18, 2025	April 8, 2020	2.85	500	(2)
BCCD-34 (R7)	June 18, 2025	April 28, 2020	2.85	800	(2)
BCCMTN-63	June 9, 2026	September 11, 1996	8.00	110	(2)
BCCD-36	June 18, 2026	March 16, 2016	2.30	500	(2)
BCCD-36 (R1)	June 18, 2026	May 12, 2016	2.30	500	(2)
BCCD-36 (R2)	June 18, 2026	January 27, 2017	2.30	500	(2)
BCCMTN-64	December 4, 2026	December 4, 1996	7.00	40	(2)
BCCMTN-74	December 4, 2026	January 12, 1999	7.00	60	(2)
BCCMTN-65	June 9, 2027	February 11, 1997	7.50	50	(2)
BCCD-37	June 18, 2027	March 21, 2017	2.55	500	(2)
BCCD-37 (R1)	June 18, 2027	October 17, 2017	2.55	500	(2)
BCCD-37 (R2)	June 18, 2027	August 14, 2020	2.55	800	(2)
BCCD-37 (R3)	June 18, 2027	December 15, 2020	2.55	500	(2)
BCCD-W	November 19, 2027	November 19, 1997	6.15	400	(2)
BCCD-W (R1)	November 19, 2027	December 9, 1999	6.15	100	(2)
BCCMTN-70	August 17, 2028	August 17, 1998	5.62	200	(2)
BCCD-38	December 18, 2028	May 15, 2018	2.95	500	(2)
BCCD-38 (R1)	December 18, 2028	July 20, 2018	2.95	500	(2)
BCCD-38 (R2)	December 18, 2028	September 18, 2018	2.95	500	(2)
BCCD-38 (R3)	December 18, 2028	June 11, 2019	2.95	500	(2)
BCCD-X	June 18, 2029	June 18, 1998	5.70	500	(2)
BCCD-X (R1)	June 18, 2029	October 13, 1998	5.70	85	(2)
BCCD-X (R2)	June 18, 2029	February 4, 1999	5.70	400	(2)
BCCD-X (R3)	June 18, 2029	May 20, 1999	5.70	500	(2)
BCCD-X (R4)	June 18, 2029	September 1, 1999	5.70	400	(2)
BCCD-X (R5)	June 18, 2029	September 24, 1999	5.70	400	(2)
BCCMTN-83	June 18, 2029	June 18, 1999	5.861	250	(2)
BCCD-14	June 18, 2029	June 19, 2007	5.15	200	(2)
BCCD-14 (R1)	June 18, 2029	May 3, 2013	5.15	60	(2)
BCCD-14 (R2)	June 18, 2029	May 28, 2013	5.15	115	(2)
BCCD-14 (R3)	June 18, 2029	May 31, 2013	5.15	70	(2)
BCCD-14 (R4)	June 18, 2029	May 31, 2013	5.15	50	(2)
BCCD-40	June 18, 2030	October 30, 2019	2.20	500	(2)
BCCD-40 (R1)	June 18, 2030	December 12, 2019	2.20	500	(2)
BCCD-40 (R2)	June 18, 2030	March 25, 2020	2.20	600	(2)
BCCD-40 (R3)	June 18, 2030	March 27, 2020	2.20	400	(2)
BCCD-40 (R4)	June 18, 2030	April 2, 2020	2.20	300	(2)
BCCD-40 (R5)	June 18, 2030	April 15, 2020	2.20	410	(2)
BCCD-40 (R6)	June 18, 2030	May 6, 2020	2.20	500	(2)
BCCD-40 (R7)	June 18, 2030	September 8, 2020	2.20	500	(2)
BCCD-40 (R8)	June 18, 2030	January 22, 2021	2.20	500	(2)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2024	References
			(percent)	($ Millions)
BCCD-Z	June 18, 2031	June 16, 2000	6.35	500	(2)
BCCD-Z (R1)	June 18, 2031	July 20, 2000	6.35	400	(2)
BCCD-Z (R2)	June 18, 2031	November 15, 2001	6.35	500	(2)
BCCD-19	June 18, 2031	June 13, 2008	5.00	200	(2)
BCCD-19 (R1)	June 18, 2031	April 10, 2012	5.00	100	(2)
BCCD-19 (R2)	June 18, 2031	April 18, 2012	5.00	100	(2)
BCCD-19 (R3)	June 18, 2031	April 20, 2012	5.00	110	(2)
BCCD-19 (R4)	June 18, 2031	October 24, 2012	5.00	100	(2)
BCCD-19 (R5)	June 18, 2031	October 29, 2012	5.00	125	(2)
BCCD-19 (R6)	June 18, 2031	January 8, 2013	5.00	100	(2)
BCCD-19 (R7)	June 18, 2031	January 9, 2013	5.00	50	(2)
BCCD-19 (R8)	June 18, 2031	January 22, 2013	5.00	100	(2)
BCCD-19 (R9)	June 18, 2031	April 2, 2013	5.00	50	(2)
BCCD-41	June 18, 2031	February 11, 2021	1.55	500	(2)
BCCD-41 (R1)	June 18, 2031	April 6, 2021	1.55	500	(2)
BCCD-41 (R2)	June 18, 2031	May 26, 2021	1.55	500	(2)
BCCD-41 (R3)	June 18, 2031	June 15, 2021	1.55	800	(2)
BCCD-41 (R4)	June 18, 2031	October 18, 2021	1.55	500	(2)
BCCD-41 (R5)	June 18, 2031	January 25, 2022	1.55	500	(2)
BCCD-41 (R6)	June 18, 2031	March 22, 2022	1.55	500	(2)
BCCD-43	June 18, 2032	April 12, 2022	3.20	500	(2)
BCCD-43 (R1)	June 18, 2032	May 13, 2022	3.20	500	(2)
BCCD-43 (R2)	June 18, 2032	June 14, 2022	3.20	500	(2)
BCCD-43 (R3)	June 18, 2032	November 15, 2022	3.20	500	(2)
BCCD-43 (R4)	June 18, 2032	March 13, 2023	3.20	500	(2)
BCCD-45	June 18, 2033	April 11, 2023	3.55	500	(2)
BCCD-45 (R1)	June 18, 2033	May 29, 2023	3.55	500	(2)
BCCD-45 (R2)	June 18, 2033	June 21, 2023	3.55	500	(2)
BCCD-45 (R3)	June 18, 2033	October 13, 2023	3.55	500	(2)
BCCD-45 (R4)	June 18, 2033	December 12, 2023	3.55	500	(2)
BCCD-45 (R5)	June 18, 2033	January 15, 2024	3.55	500	(2)
BCCD-46	June 18, 2034	January 25, 2024	4.15	600	(2)
BCCD-46 (R1)	June 18, 2034	January 30, 2024	4.15	500	(2)
BCCD-46 (R2)	June 18, 2034	March 28, 2024	4.15	900	(2)
BCCD-7	June 18, 2035	February 7, 2004	5.40	500	(2)
BCCD-11	June 18, 2037	August 22, 2006	4.70	500	(2)
BCCD-11 (R1)	June 18, 2037	April 30, 2007	4.70	500	(2)
BCCD-11 (R2)	June 18, 2037	April 8, 2008	4.70	500	(2)
BCCMTN-69	January 9, 2039	July 14, 1998	5.75	150	(2)
BCCMTN-73	January 9, 2039	November 17, 1998	6.00	65	(2)
BCCMTN-84	August 23, 2039	July 2, 1999	6.30	200	(2)
BCCD-22	June 18, 2040	December 8, 2008	4.95	500	(2)
BCCD-22 (R1)	June 18, 2040	May 26, 2009	4.95	300	(2)
BCCD-22 (R2)	June 18, 2040	July 15, 2009	4.95	500	(2)
BCCD-22 (R3)	June 18, 2040	January 11, 2010	4.95	500	(2)
BCCD-22 (R4)	June 18, 2040	May 14, 2010	4.95	500	(2)
BCCD-25	June 18, 2042	September 8, 2010	4.30	500	(2)
BCCD-25 (R1)	June 18, 2042	September 30, 2010	4.30	500	(2)
BCCD-25 (R2)	June 18, 2042	February 7, 2011	4.30	500	(2)
BCCD-25 (R3)	June 18, 2042	April 11, 2011	4.30	500	(2)
BCCD-25 (R4)	June 18, 2042	June 6, 2011	4.30	500	(2)
BCCD-25 (R5)	June 18, 2042	October 27, 2011	4.30	500	(2)
BCCD-25 (R6)	June 18, 2042	December 5, 2011	4.30	200	(2)
BCCD-25 (R7)	June 18, 2042	December 19, 2011	4.30	250	(2)
BCCD-25 (R8)	June 18, 2042	June 1, 2012	4.30	200	(2)
BCCD-25 (R9)	June 18, 2042	September 28, 2012	4.30	200	(2)
BCCD-1	June 18, 2043	June 27, 2003	5.25	150	(2)
BCCD-29	June 18, 2044	December 4, 2012	3.20	500	(2)
BCCD-29 (R1)	June 18, 2044	June 20, 2013	3.20	500	(2)
BCCD-29 (R2)	June 18, 2044	August 2, 2013	3.20	400	(2)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2024		References
			(percent)	($ Millions)
BCCD-29 (R3)	June 18, 2044	September 17, 2013	3.20		500	(2)
BCCD-29 (R4)	June 18, 2044	October 16, 2013	3.20		400	(2)
BCCD-29 (R5)	June 18, 2044	April 14, 2014	3.20		600	(2)
BCCD-29 (R6)	June 18, 2044	June 20, 2014	3.20		600	(2)
BCCD-29 (R7)	June 18, 2044	September 26, 2014	3.20		600	(2)
BCCD-10	August 23, 2044	June 22, 2004	5.75		100	(2)
BCCD-10 (R1)	August 23, 2044	July 28, 2008	5.75		20	(2)
BCCD-18	June 18, 2045	May 15, 2008	4.60		50	(2)
BCCD-15	June 18, 2048	June 29, 2007	4.90		200	(2)
BCCD-15 (R1)	June 18, 2048	July 14, 2008	4.90		40	(2)
BCCD-15 (R2)	June 18, 2048	August 5, 2008	4.90		32	(2)
BCCD-15 (R3)	June 18, 2048	January 21, 2009	4.90		70	(2)
BCCD-15 (R4)	June 18, 2048	January 21, 2009	4.90		50	(2)
BCCD-15 (R5)	June 18, 2048	January 23, 2009	4.90		50	(2)
BCCD-15 (R6)	June 18, 2048	September 30, 2011	4.90		50	(2)
BCCD-15 (R7)	June 18, 2048	November 1, 2011	4.90		25	(2)
BCCD-15 (R8)	June 18, 2048	November 2, 2011	4.90		30	(2)
BCCD-35	June 18, 2048	May 1, 2015	2.80		500	(2)
BCCD-35 (R1)	June 18, 2048	June 2, 2015	2.80		500	(2)
BCCD-35 (R2)	June 18, 2048	September 8, 2015	2.80		500	(2)
BCCD-35 (R3)	June 18, 2048	October 27, 2015	2.80		500	(2)
BCCD-35 (R4)	June 18, 2048	January 18, 2016	2.80		500	(2)
BCCD-35 (R5)	June 18, 2048	September 23, 2016	2.80		500	(2)
BCCD-35 (R6)	June 18, 2048	September 26, 2017	2.80		500	(2)
BCCD-35 (R7)	June 18, 2048	November 14, 2017	2.80		500	(2)
BCCD-35 (R8)	June 18, 2048	January 29, 2018	2.80		500	(2)
BCCD-35 (R9)	June 18, 2048	April 16, 2018	2.80		500	(2)
BCCD-20	June 18, 2049	June 30, 2008	4.60		20	(2)
BCCD-39	June 18, 2050	August 24, 2018	2.95		500	(2)
BCCD-39 (R1)	June 18, 2050	December 4, 2018	2.95		500	(2)
BCCD-39 (R2)	June 18, 2050	April 1, 2019	2.95		500	(2)
BCCD-39 (R3)	June 18, 2050	April 23, 2019	2.95		500	(2)
BCCD-39 (R4)	June 18, 2050	July 22, 2019	2.95		400	(2)
BCCD-39 (R5)	June 18, 2050	April 16, 2020	2.95		500	(2)
BCCD-39 (R6)	June 18, 2050	April 17, 2020	2.95		1,000	(2)
BCCD-39 (R7)	June 18, 2050	April 21, 2020	2.95		500	(2)
BCCD-39 (R8)	June 18, 2050	June 1, 2020	2.95		500	(2)
BCCD-39 (R9)	June 18, 2050	October 13, 2020	2.95		500	(2)
BCCD-39 (R10)	June 18, 2050	December 8, 2020	2.95		500	(2)
BCCD-39 (R11)	June 18, 2050	March 3, 2021	2.95		500	(2)
BCCD-42	June 18, 2052	May 7, 2021	2.75		500	(2)
BCCD-42 (R1)	June 18, 2052	June 7, 2021	2.75		500	(2)
BCCD-42 (R2)	June 18, 2052	July 23, 2021	2.75		500	(2)
BCCD-42 (R3)	June 18, 2052	November 15, 2021	2.75		500	(2)
BCCD-42 (R4)	June 18, 2052	December 10, 2021	2.75		500	(2)
BCCD-42 (R5)	June 18, 2052	March 29, 2022	2.75		800	(2)
BCCD-42 (R6)	June 18, 2052	April 25, 2022	2.75		500	(2)
BCCD-42 (R7)	June 18, 2052	May 30, 2022	2.75		500	(2)
BCCD-44	December 18, 2053	June 30, 2022	4.25		500	(2)
BCCD-44 (R1)	December 18, 2053	December 5, 2022	4.25		500	(2)
BCCD-44 (R2)	December 18, 2053	June 5, 2023	4.25		500	(2)
BCCD-44 (R3)	December 18, 2053	August 4, 2023	4.25		500	(2)
BCCD-44 (R4)	December 18, 2053	October 24, 2023	4.25		500	(2)
BCCD-44 (R5)	December 18, 2053	December 6, 2023	4.25		800	(2)
BCCD-44 (R6)	December 18, 2053	March 22, 2024	4.25		500	(2)
BCCD-27	June 18, 2055	January 26, 2012	3.50		90	(2)
BCCD-27 (R1)	June 18, 2055	January 30, 2012	3.50		40	(2)
BCCD-27 (R2)	June 18, 2055	January 30, 2013	3.50		60	(2)
BCCD-30	June 18, 2062	February 1, 2013	3.30		102.5	(2)
BCCD-30 (R1)	June 18, 2062	February 5, 2013	3.30		78	(2)
BCCD-30 (R2)	June 18, 2062	May 27, 2013	3.30		50	(2)

Total:				C $	66,177.50

Canada Pension Plan Investment

Board issues:

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2024	References
			(percent)	($ Millions)
BCCP-102	April 2, 2024	April 2, 2004	5.28	51.2	(2) (3)
BCCP-103	May 3, 2024	May 3, 2004	5.57	8.0	(2) (3)
BCCP-104	May 10, 2024	May 10, 2004	5.52	59.3	(2) (3)
BCCP-105	June 1, 2024	June 1, 2004	5.57	17.7	(2) (3)
BCCP-106	June 8, 2024	June 8, 2004	5.69	52.9	(2) (3)
BCCP-107	July 11, 2025	July 11, 2005	4.57	47.7	(2) (3)
BCCP-108	August 11, 2025	August 9, 2005	4.61	5.0	(2) (3)
BCCP-173	July 11, 2026	July4, 2011	4.01	29.1	(2) (3)
BCCP-113	August 8, 2026	August 8, 2006	4.78	14.5	(2) (3)
BCCP-119	December 11, 2026	December 11, 2006	4.30	8.3	(2) (3)
BCCP-128	October 9, 2027	October 9, 2007	4.86	13.0	(2) (3)
BCCP-129	November 13, 2027	November 13, 2007	4.82	30.9	(2) (3)
BCCP-131	March 10, 2028	March 10, 2008	4.63	21.4	(2) (3)
BCCP-139	October 7, 2028	October 7, 2008	4.98	7.2	(2) (3)
BCCP-143	December 9, 2028	December 9, 2008	5.19	2.7	(2) (3)
BCCP-145	May 11, 2029	May 11, 2009	5.01	22.5	(2) (3)
BCCP-181	June 9, 2029	June 9, 2014	3.35	5.0	(2) (3)
BCCP-161	May 10, 2030	May 10, 2010	4.79	50.2	(2) (3)
BCCP-174	July 11, 2031	July4, 2011	4.21	31.7	(2) (3)
BCCP-109	August 9, 2035	August 9, 2005	4.67	21.5	(2) (3)
BCCP-166	October 4, 2035	October 4, 2010	4.22	1.5	(2) (3)
BCCP-111	May 9, 2036	May 9, 2006	4.91	31.2	(2) (3)
BCCP-191	August 8, 2036	August 8, 2016	2.55	6.0	(2) (3)
BCCP-115	September 11, 2036	September 11, 2006	4.54	32.1	(2) (3)
BCCP-117	October 10, 2036	October 10, 2006	4.46	20.2	(2) (3)
BCCP-118	November 10, 2036	November 10, 2006	4.47	37.1	(2) (3)
BCCP-177	February 13, 2037	February 13, 2012	3.25	3.9	(2) (3)
BCCP-121	March 12, 2037	March 12, 2007	4.41	55.7	(2) (3)
BCCP-122	April 10, 2037	April 10, 2007	4.52	41.8	(2) (3)
BCCP-123	May 8, 2037	May 8, 2007	4.50	74.3	(2) (3)
BCCP-192	June 11, 2037	June 12, 2017	2.758	76.9	(2) (3)
BCCP-125	July 10, 2037	July 10, 2007	4.85	31.8	(2) (3)
BCCP-126	August 10, 2037	August 10, 2007	4.90	18.6	(2) (3)
BCCP-127	September 4, 2037	September 4, 2007	4.86	14.2	(2) (3)
BCCP-132	April 8, 2038	April 8, 2008	4.67	43.0	(2) (3)
BCCP-134	May 12, 2038	May 12, 2008	4.70	77.6	(2) (3)
BCCP-135	June 10, 2038	June 10, 2008	4.72	29.8	(2) (3)
BCCP-136	July 8, 2038	July 8, 2008	4.74	37.1	(2) (3)
BCCP-137	August 8, 2038	August 8, 2008	4.69	13.3	(2) (3)
BCCP-193	September 9, 2038	September 10, 2018	2.99	5.9	(2) (3)
BCCP-194	November 10, 2038	November 13, 2018	3.25	37.4	(2) (3)
BCCP-204	December 9, 2038	December 11, 2023	4.427	13.2	(2) (3)
BCCP-195	April 15, 2039	April 15, 2019	2.721	35.7	(2) (3)
BCCP-146	May 11, 2039	May 11, 2009	4.91	58.9	(2) (3)
BCCP-148	June 9, 2039	June 9, 2009	4.99	78.2	(2) (3)
BCCP-149	July 10, 2039	July 10, 2009	4.71	36.9	(2) (3)
BCCP-150	August 10, 2039	August 10, 2009	4.73	17.6	(2) (3)
BCCP-182	October 14, 2039	October 14, 2014	3.36	6.5	(2) (3)
BCCP-154	November 10, 2039	November 10, 2009	4.68	10.0	(2) (3)
BCCP-183	November 10, 2039	November 10, 2014	3.426	25.9	(2) (3)
BCCP-184	December 8, 2039	December 8, 2014	3.30	7.3	(2) (3)
BCCP-185	March 9, 2040	March 9, 2015	2.68	5.7	(2) (3)
BCCP-157	March 9, 2040	March 9, 2010	4.60	31.5	(2) (3)
BCCP-159	April 12, 2040	April 12, 2010	4.73	39.5	(2) (3)
BCCP-186	April 13, 2040	April 13, 2015	2.718	16.2	(2) (3)
BCCP-200	May 10, 2040	May 11, 2020	1.98	29.1	(2) (3)
BCCP-187	June 8, 2040	June 8, 2015	2.961	13.0	(2) (3)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2024		References
			(percent)	($ Millions)
BCCP-201	June 8, 2040	June 8, 2020	2.05		80.1	(2) (3)
BCCP-164	July 12, 2040	July 12, 2010	4.50		49.4	(2) (3)
BCCP-165	August 10, 2040	August 10, 2010	4.50		2.8	(2) (3)
BCCP-167	November 9, 2040	November 9, 2010	4.21		18.5	(2) (3)
BCCP-188	December 10, 2040	December 10, 2015	3.292		9.4	(2) (3)
BCCP-189	April 11, 2041	April 11, 2016	2.99		78.0	(2) (3)
BCCP-190	May 10, 2041	May 10, 2016	3.02		83.0	(2) (3)
BCCP-202	June 10, 2041	June 10, 2021	2.553		91.5	(2) (3)
BCCP-203	August 8, 2041	August 9, 2021	2.318		11.2	(2) (3)
BCCP-178	May 8, 2042	May 8, 2012	3.54		70.1	(2) (3)
BCCP-179	June 11, 2042	June 11, 2012	3.22		97.7	(2) (3)
BCCP-180	July 10, 2042	July 10, 2012	3.29		54.8	(2) (3)
BCCP-196	April 12, 2049	April 12, 2019	2.725		25.1	(2) (3)
BCCP-197	May 10, 2049	May 10, 2019	2.755		26.6	(2) (3)
BCCP-198	June 10, 2049	June 10, 2019	2.5325		42.4	(2) (3)
BCCP-199	July 12, 2049	July 12, 2019	2.3793		26.0	(2) (3)

Total:				C $	2,381.00	(2) (3)

Other					328.74	(5)
Short-term Promissory Notes					8,465.70
Total Issues in Canadian Dollars				C $	77,352.94

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2024		References
			(percent)	($ Millions)
BCUSG-10	September 27, 2024	September 27, 2019	1.75		1,250	(2) (4)
BCUSD-2	January 15, 2026	January 24, 1996	6.50		500	(2) (4)
BCUSG-9	June 2, 2026	June 2, 2016	2.25		750	(2) (4)
BCUSG-12	July 20, 2026	July 20, 2021	0.90		2,500	(2) (4)
BCUSG-14	November 15, 2028	November 15, 2023	4.80		2,000	(2) (4)
BCUSG-11	January 29, 2031	January 29, 2021	1.30		1,750	(2) (4)
BCUSG-13	July 6, 2033	July 6, 2023	4.20		2,250	(2) (4)
BCUSD-3	September 1, 2036	August 29, 1996	7.25		300	(2) (4)
Short-term Promissory Notes				US $	2,781.40

Total Issues in U.S. Dollars *				US $	14,081.40
Exchange Premium (Including Hedge)					4,419.60
U.S. Issues at Canadian Dollar Equivalent				C $	18,501.00

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2024		References
			(percent)	($ Millions)
BCSFR-7	April 18, 2030	April 19, 2010	2.500		100	(1)

Total Issues in Swiss Francs **				CHF	100
Exchange Premium (Including Hedge)					(4)
Swiss Franc Issues at Canadian Dollar Equivalent **				C $	96	(1)

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2024		References
			(percent)	($ Millions)
BCEURO-2	October 8, 2025	October 8, 2015	0.88		500	(1)
BCEURO-5	July 20, 2032	July 20, 2016	0.70		250	(1)
BCEURO-17	July 24, 2034	January 24, 2024	3.00		1,250	(1)
BCEURO-6	January 27, 2037	January 27, 2017	1.337		150	(1)
BCEURO-1	November 8, 2038	November 8, 2011	3.21		40	(1)
BCEURO-16	April 1, 2039	October 18, 2023	3.741		100	(1)
BCEURO-14	June 7, 2039	June 7, 2023	3.508		86	(1)
BCEURO-13	June 9, 2039	June 9, 2022	2.06		100	(1)
BCEURO-3	December 18, 2040	December 18, 2015	1.678		75	(1)
BCEURO-12	December 22, 2042	December 21, 2021	0.59		135	(1)
BCEURO-4	June 17, 2043	June 17, 2016	1.25		100	(1)
BCEURO-7	April 25, 2044	April 25, 2019	1.227		130	(1)
BCEURO-11	April 9, 2048	April 9, 2020	1.00		170	(1)
BCEURO-8	April 26, 2049	April 26, 2019	1.312		100	(1)
BCEURO-9	October 18, 2049	October 18, 2019	0.478		135	(1)
BCEURO-9 (R1)	October 18, 2049	October 18, 2019	0.478		50	(1)
BCEURO-9 (R2)	October 18, 2049	October 18, 2019	0.478		100	(1)
BCEURO-9 (R3)	October 18, 2049	October 25, 2019	0.478		125	(1)
BCEURO-9 (R4)	October 18, 2049	June 1, 2023	0.478		90	(1)
BCEURO-9 (R5)	October 18, 2049	October 18, 2023	0.478		100	(1)
BCEURO-9 (R6)	October 18, 2049	October 19, 2023	0.478		59	(1)
BCEURO-9 (R7)	October 18, 2049	October 19, 2023	0.478		50	(1)
BCEURO-10	March 30, 2050	March 30, 2020	0.27		150	(1)
BCEURO-15	June 5, 2053	June 5, 2023	3.402		80	(1)

Total Issues in Euros **				EUR	4,125
Exchange Premium (Including Hedge)					1,930
Euro Issues at Canadian Dollar Equivalent **				C $	6,055

	Date of	Date of	Interest	Outstanding
Series	Maturity	Issue	Rate	March 31, 2024		References
			(percent)	($ Millions)
BCAUD-1	November 27, 2024	May 27, 2014	4.25		400	(2)
BCAUD-1 (R1)	November 27, 2024	August 14, 2014	4.25		300	(2)
BCAUD-2	February 26, 2027	August 26, 2016	2.50		100	(2)
BCAUD-2 (R1)	February 26, 2027	March 24, 2017	2.50		70	(2)
BCAUD-3	May 16, 2032	November 16, 2021	2.50		70	(2)
BCAUD-4	December 14, 2032	December 14, 2021	2.60		78	(2)

Total Issues in Australian Dollars **				AUD	1,018
Exchange Premium (Including Hedge)					(1)
AUD Issues at Canadian Dollar Equivalent **				C $	1,017

Gross Direct Debt Issued by the Province
(In Canadian Dollar Equivalents)				C $	103,021.94

*	Payable and expressed in U.S. dollars. Debt payable of US $13,854 million has been hedged to C$18,191 million and US$227 million was unhedged (CAD$310 million). This balance was translated at the exchange rate prevailing at year-end.

**	Foreign currency debt, other than $227 million U.S. debt, has been fully hedged to Canadian dollars.

REFERENCES TO STATEMENTS OF DEBT

1)	Interest payable annually.
2)	Interest payable semi-annually.
3)	Pursuant to provisions for investment of Canada Pension Plan Investment Board Funds, this issue is redeemable as a whole or in part on 30 days’ notice at the option of the Minister of Finance for British Columbia, subject to certain restrictions.
4)	Callable by the issuer if taxation laws requiring additional payments are imposed or levied.
5)	Direct capital leases and Federal loans to InBC Investment Corporation (formally BC Immigrant Investment Fund), internal debt financing, and other guarantees.

STATEMENT OF DIRECT FUNDED AND UNFUNDED DEBT

At March 31, 2024

	Amount Outstanding
	March 31, 2024
	(in $ 000s)
Gross Direct Debt issued by the Province (in Canadian Dollar Equivalents)		103,021,935

Less - Fiscal Agency Borrowings on behalf of:
British Columbia Housing Management Commission	978,424
British Columbia Hydro and Power Authority	29,668,493
British Columbia Infrastructure Benefits Inc.	15,246
British Columbia Institute of Technology	32,189
British Columbia Lottery Corporation	110,544
British Columbia Transit	169,690
British Columbia Transportation Financing Authority	20,072,880
College of New Caledonia	2,575
Columbia Basin Power Projects	936,361
Columbia Power Corporation	335,000
InBC Investment Corporation (Formerly British Columbia Immigration Investment Fund)	60,351
Improvement Districts	2,627
Langara College	10,000
Nicola Valley Institute of Technology	2,871
Okanagan College	4,162
Providence	636,295
Simon Fraser University	73,000
Thompson Rivers University	26,774
University of British Columbia	140,282
University of Fraser Valley	6,500
University of Victoria	148,124
	-	53,432,390
Gross Direct Debt		49,589,545
Add -- Unrealized Foreign Exchange Loss	395,494
Less -- Unamortized Discount	(109,944)
Less -- Government Sinking Funds	(45,409)
Add -- Bonds held in the Consolidated Revenue Fund	-	240,141
Total Net Direct Debt		49,829,686
Gross Fiscal Agency Debt		53,432,390
Add -- Unrealized Foreign Exchange gain	98,278
Less -- Unamortized Discount	(162,665)
Less -- Government Sinking Funds	(445,957)	(510,344)
Total Net Fiscal Agency Debt		52,922,046
Total Net Direct and Fiscal Agency Debt		$102,751,732

NET GUARANTEED DEBT

At March 31, 2024

Issue & Series	Year of Maturity	Year of Issue	Interest Rate (percent)	Amount Outstanding [1] March 31/2024
				(in Millions of Cdn dollars)
British Columbia Hydro and Power Authority	2024	2004	5.54	10

Plus -- Other Guaranteed Debt[2]				5
				15
Less -- Provisions for Probable Payout				(1)
Total Net Guaranteed Debt				$14

(1) Total net of sinking funds and unamortized discount.

(2) Includes outstanding loan guarantees of student assistance loans, loans to agricultural producers and guarantees issued under economic development assistance programs.

NON-GUARANTEED DEBT

As At March 31, 2024

(in Millions of Cdn dollars)
Taxpayer-Supported Debt
BC Transportation Financing Authority	1,207
Columbia Basin Trust	6
Health facilities	1,757
Post-Secondary	524
Provincial Rental Housing	215
Schools	19
3,728
Self-Supported Debt
Commercial Crown Corporations and Agencies
British Columbia Transmission Corporation	0
British Columbia Hydro	71
British Columbia Liquor Distribution Branch	233
British Columbia Lottery Corporation	59
British Columbia Railway Co	1
Insurance Corporation of BC	57
Columbia Basin Trust (joint ventures real estate investments)	37
Columbia Basin Power Projects[1]	323
Post-Secondary institutions' subsidiaries	681
Total Self-Supported Non-Guaranteed Debt	1,462

Total Non-Guaranteed Debt	$5,190

(1) Joint ventures of Columbia Power Corporation and Columbia Basin Trust.

CONSOLIDATED FUNDED AND UNFUNDED DEBT OF THE PUBLIC SECTOR

As at March 31, 2024

The financial statements of the Province include funded and unfunded debt of public entities within British Columbia which is either guaranteed or reloaned by the Province, and include the funded debt of such entities which is not guaranteed by the Province.

	Outstanding[1,2] Gross	Unamortized Discount	Sinking Fund Investments[2]	Outstanding Net

	(in Millions of Cdn dollars)
Direct and Guaranteed Funded and Unfunded
Debt of the Province	$103,036	$(273)	$(491)	$102,273
Plus: Non-Guaranteed Debt	5,278	$(89)	-	5,190
Total Consolidated Funded Debt of the Public Sector of British Columbia	$108,315	$(361)	$(491)	$107,462

(1) Balance does not include the Provision for Probable Payout ($1 million).

(2) The Province's debt is reported in compliance with generally accepted accounting principles (GAAP).  Amounts shown are consistent with the Province's Debt Summary Report which includes guaranteed debt and non-guaranteed debt incurred by self-supporting crowns is net of sinking fund balances and the unrealized foreign exchange gains or losses

CANADIAN FOREIGN EXCHANGE RATE AND

INTERNATIONAL RESERVES

Historical USD/CAD exchange rates* for the Canadian dollar against one United States dollar are as follows for the calendar year ended December 31st:

	2019	2020	2021	2022	2023
(CAD) Low	1.3600	1.4496	1.2942	1.3856	1.3875
(CAD) High	1.2988	1.2718	1.2040	1.2451	1.3128

On March 31, 2024, the daily average exchange rate for the Canadian dollar against one U.S. dollar was 1.3574

Source: Bank of Canada

*The rates are based on the daily average exchange rates.

The total of Canada’s official international reserves on December 30, 2019 to 2023 are as follows:

December 30
2019	2020	2021		2022	2023
		(US$ Millions)
85,297	90,428	106,615	(1)	107,255	118,276

Source: Bank of Canada

(1)	US$81,712 million in Securities, US$8,202 million in deposits, US$23,422 million in Special Drawing Rights, US$4,215 million in the International Monetary Fund, and US$725 million in Other reserve assets.

TRADE BALANCE

Exports and Imports (all figures in nominal dollars):

Based on the Provincial Economic Accounts 2022 estimates (November 2023), B.C.’s exports of goods and services totaled $162.9 billion during the 2022 calendar year, consisting of $101.3 billion (62.2%) international exports and $61.6 billion (37.8%) interprovincial exports. B.C.’s imports of goods and services totaled $188.0 billion, consisting of $107.6 billion (57.2%) international imports and $80.4 billion (42.8%) interprovincial imports.

B.C.’s international exports of goods and services represented 10.6% of Canada’s total international exports in 2022, while B.C.’s international imports accounted for 11.3% of Canada’s total international imports in 2022.

B.C. registered a total trade deficit of $25.0 billion in 2022, which consisted of a $6.3 billion deficit from international trade and a $18.8 billion deficit accruing from interprovincial trade. In 2021, B.C. registered a total trade deficit of $21.2 billion. B.C. had a $2.7 billion deficit from international trade and a $18.5 billion deficit from interprovincial trade.

B.C.’s international exports of goods originating within the province (i.e. domestic exports) were $54.5 billion in 2023, a decrease of 16.2% compared to $64.9 billion in 2022. B.C.’s exports to most countries were lower in 2023, primarily driven by lower exports of natural gas, lumber, and coal.

B.C.’s principal international export market in 2023 was the United States, which accounted for 52.8% of B.C.’s total international goods exports. B.C.’s exports to mainland China and Japan accounted for 14.6% and 11.4%, respectively.

Sources: Statistics Canada, BC Stats and Ministry of Finance